EXHIBIT 10.1
WAIVER AND AMENDMENT AGREEMENT NO. 2
to that certain
CREDIT AGREEMENT
     This WAIVER AND AMENDMENT AGREEMENT NO. 2 TO THAT CERTAIN CREDIT AGREEMENT (this “Amendment”) dated as of March 6, 2009, among (a) HARRIS INTERACTIVE INC. (the “Borrower”), (b) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) who are or may become party to the Credit Agreement dated as of September 21, 2007 (as amended, restated, supplemented or otherwise modified, and in effect from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent and the Lenders; and (c) the Lenders signatory hereto.
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders, upon certain terms and conditions, have agreed to make Loans to, and the Issuing Bank, upon certain terms and conditions, has agreed to issue Letters of Credit for the benefit of, the Borrower;
     WHEREAS, Events of Default have occurred and continue as a result of the Borrower’s failure to comply with the covenants contained in Section 5.2(d) of the Credit Agreement (as to matters disclosed to the Administrative Agent and the Lenders), Section 6.1(c) of the Credit Agreement (as a result of intercomapny loans made to Harris Decima Inc. and to Marketshare Limited) and Section 6.9(a) of the Credit Agreement for the period ended December 31, 2008 and Section 6.9(b) of the Credit Agreement for the period ended December 31, 2008 (collectively, the “Current Events of Default”);
     WHEREAS, the Borrower anticipates that it will fail to comply with Section 6.9(a) of the Credit Agreement for the period ended March 31, 2009 and Section 6.9(b) of the Credit Agreement for the period ended March 31, 2009 (collectively, the “Anticipated Events of Default”, and together with the Current Events of Default, the “Specified Events of Default”);
     WHEREAS, the Borrower has requested, among other things, that the Lenders and Administrative Agent (a) waive the Specified Events of Default, and (b) amend the Credit Agreement as provided more fully herein below; and
     WHEREAS, the Lenders and the Administrative Agent are willing (a) to waive the Specified Events of Default, subject to the terms, conditions and other provisions hereof, and (b) to amend certain provisions of the Credit Agreement as more fully provided herein;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the same meanings herein as in the Credit Agreement.
     Section 2. Waiver. Subject to the terms and conditions set forth herein, and on the express understandings set forth in Section 4 hereof, the Lenders and the Administrative Agent hereby agree to waive the Specified Events of Default during (but only during) the period (the “Waiver Period”) ending on the earliest to occur of (a) May 8, 2009 at 2 p.m. Eastern Time, (b) the occurrence after the date hereof of any Default or Event of Default other than the Specified Events of Default, and (c) the occurrence of any Material Adverse Effect in the business, assets, financial condition or prospects of the Borrower or Loan Parties other than in respect of the Specified Events of Default and as otherwise disclosed in the Harris Financial Information (as hereinafter defined). Such limited waiver shall automatically, and without action, notice, demand or any other occurrence, expire on and as of the end of the Waiver Period. Upon the expiration or termination of the Waiver Period, and from and after such time, (i) the Lenders and the Administrative Agent shall retain all of the rights and remedies relating to the Specified Events of Default and any other Default or Event of Default, (ii) the Specified Events of Default shall be reinstated and shall be in full force and effect for all periods including periods after the Waiver Period, and (iii) any obligation of the Lenders under the Credit Agreement shall be subject to the terms and conditions set forth in the Credit Agreement. As used herein, “Harris Financial Information” means, collectively, (i) Harris Interactive Inc. Draft Consolidated Balance Sheets for the six months ending December 31, 2008, (ii) Harris Interactive Inc. Draft Consolidated Statement of Operations for the six months ending December 31, 2008, (iii) Harris Interactive Inc. Draft Consolidated Statement of Cash Flows for the six months ending December 31, 2008, (iv) Harris Interactive Business Plan PowerPoint presentation dated January 29, 2009, (v) Harris Interactive Summary of Business Plan (July 2007 through June, 2011), (vi) Harris Financial Forecast Yearly and Quarterly Financials 01-29-09, (vii) Harris Interactive Consolidated Monthly Income Statement 01-29-09, (viii) Harris Interactive Consolidating Income Statement — Yearly and Quarterly 02-19-09, (ix) Harris Interactive Consolidated Income Statement — Monthly 02-19-09, (x) Harris Interactive Summary of Business Plan (July 2007 — June 2011), (xi) Harris Interactive Consolidated Monthly Income Statement 02-21-09, and (xii) Harris Interactive Consolidated Cash Flow — Yearly, each of items (i) through (vii) inclusive having been delivered to the Administrative Agent on January 29, 2009 and the Lenders on January 30, 2009, each of items (viii) and (ix) having been delivered to the Administrative Agent on February 19, 2009, each of items (x) through (xii) inclusive having been delivered to the Administrative Agent on February 21, 2009, and each of items (viii) through (xii) inclusive having been delivered to the Lenders on March 2, 2009.

     Section 3. Amendments to the Credit Agreement.
     (a) The definition of “Swap Agreement” contained in Section 1.1 of the Credit Agreement is hereby amended to read, in its entirety, as follows:
     “ “Swap Agreement” or “Swap Contract” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement or Swap Contract.”
     (b) Section 6.1(c) of the Credit Agreement is hereby amended by adding the following at the end thereof:
     “provided that the Borrower will not, and will not permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness described in Section 6.1(c)(ii), except regularly scheduled or required repayments or redemptions.”
     Section 4. Agreements and Covenants.
     (a) During the Waiver Period, notwithstanding any terms of the Credit Agreement to the contrary, the Borrower hereby agrees that it shall not request any Revolving Loans or Letters of Credit, and that it understands that it is a condition of the waiver contained herein that the Lenders shall have no obligation to make any Revolving Loans, and the Issuing Bank shall have no obligation to issue any Letters of Credit. In the event that the Lenders agree, notwithstanding the provisions hereof, in their sole discretion, to advance any Loans or the Issuing Bank agrees to issue any Letter of Credit, such Loans or Letters of Credit shall be considered Loans or Letters of Credit under the Credit Agreement, Obligations thereunder, and entitled to all benefits thereof.
     Section 5. Affirmation and Acknowledgment of the Borrower. The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, Issuing Bank and the Administrative Agent, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuing Bank and the Administrative Agent the Loans and all other amounts due under the Credit Agreement as amended hereby. The Borrower hereby confirms that the Obligations are secured pursuant to the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.
     Section 6. Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and Administrative Agent as follows:

     (a) The execution and delivery by such Loan Party of this Amendment and the Loan Documents to which it is a party, and the performance by such Loan Party of its obligations and agreements under this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents, are within the corporate authority of such Loan Party, have been duly authorized by all necessary corporate proceedings on behalf of such Loan Party, and do not and will not contravene any provision of law, statute, rule or regulation to which such Loan Party is subject or any of such Loan Party’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon such Loan Party.
     (b) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.
     (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Loan Party of this Amendment, the Credit Agreement as amended hereby, or the other Loan Documents.
     (d) The representations and warranties contained in Article III of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent (i) of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents, (ii) relating to the representation contained in Section 3.4(b) of the Credit Agreement, and (iii) relating to representations that expressly relate to an earlier date.
     (e) Such Loan Party has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.
     Section 7. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (a) such Loan Party does not have any claim or cause of action against the Administrative Agent, the Issuing Bank or any Lender (or any of its respective directors, officers, employees or agents); (b) such Loan Party does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Administrative Agent, the Issuing Bank or any Lender; and (c) the Administrative Agent, the Issuing Bank and each Lender have heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Administrative Agent’s, the Issuing Bank’s or any Lender’s rights, interests, contracts, collateral security or remedies.

Therefore, each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Issuing Bank or any Lender to such Loan Party, except the obligations to be performed by any Administrative Agent, the Issuing Bank or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against the Administrative Agent, the Issuing Bank, any Lender or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.
     Section 8. Conditions to Effectiveness. This Amendment shall become effective subject to:
     (a) the receipt by the Administrative Agent (or its counsel) from each of the Borrower, the Administrative Agent and the Required Lenders, of either (i) an original counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;
     (b) the receipt by the Administrative Agent (or its counsel) from each of the Loan Parties, of either (i) an original counterpart of the Loan Parties’ acknowledgment attached to this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of the Loan Parties’ acknowledgement;
     (c) the receipt by the Administrative Agent of such documents, resolutions and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the entering into and execution of this Amendment , and any other legal matters relating to the Loan Parties, this Amendment or the other Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel;
     (d) the receipt by the Administrative Agent of all fees due and payable to the Administrative Agent and the Lenders in immediately available funds, including a fee equal to twenty five basis points on the aggregate amount of the Revolving Credit Commitment in effect on the date hereof, the Outstanding Amount of the Term A Loans on the date hereof, and the Outstanding Amount of the Term B Loans on the date hereof;
     (e) the payment of all reasonable legal fees and disbursements for which invoices have been presented which have been incurred or sustained by the Administrative Agent in connection with this Amendment and the Credit Agreement, the Loan Documents and any other related documents executed and/or delivered in connection therewith; and

     (f) the delivery to the Administrative Agent of such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request.
     Section 9. Miscellaneous Provisions.
     (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.
     (b) This Amendment shall be construed in accordance with and governed by the internal law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations laws of the State of New York).
     (c) This Amendment shall constitute a Loan Document under the Credit Agreement and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees and other amounts and expenses) shall constitute Obligations under the Credit Agreement and be secured by the Collateral Documents securing the Obligations.
     (d) Any failure by the Borrower or the Loan Parties to comply with any of the terms and conditions of this Amendment shall constitute an immediate Event of Default.
     (e) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all such counterparts shall together constitute but one contract. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     (f) The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment and any documentation executed in connection with this Amendment (including reasonable legal fees).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HARRIS INTERACTIVE INC.
By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer

[Signature page to Waiver and Amendment Agreement No. 2]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Thomas C. Strasenburgh
	Name:	Thomas C. Strasenburgh
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Thomas C. Strasenburgh
	Name:	Thomas C. Strasenburgh
	Title:	Vice President

[Signature page to Waiver and Amendment Agreement No. 2]

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender
By:	/s/ Brett W. Rawlings
	Name:	Brett W. Rawlings
	Title:	Assistant Vice President

[Signature page to Waiver and Amendment Agreement No. 2]

RBS CITIZENS, NATIONAL ASSOCIATION, as Lender
By:	/s/ Jeff Morse
	Name:	Jeff Morse
	Title:	Assistant Vice President

[Signature page to Waiver and Amendment Agreement No. 2]

NATIONAL CITY BANK, as Lender
By:	/s/ John P. Wojcik
	Name:	John P. Wojcik
	Title:	Vice President

[Signature page to Waiver and Amendment Agreement No. 2]

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
By:	/s/ Joseph M. Koenig
	Name:	Joseph M. Koenig
	Title:	Vice President

[Signature page to Waiver and Amendment Agreement No. 2]

Loan Parties’ Acknowledgement
     Each of the undersigned Loan Parties hereby (a) acknowledges and consents to the foregoing Amendment and the Borrower’s execution thereof; (b) joins the foregoing Amendment for the sole purpose of consenting to and being bound by the provisions of Sections 6 and 7 thereof; (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of each other Loan Party under the Loan Documents; (d) acknowledges and confirms that the liens and security interests granted pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Encumbrances) that secure all of the Obligations on and after the date hereof; and (e) acknowledges, affirms and agrees that, as of the date hereof, such Loan Party does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent, the Issuing Bank or any Lender.

Loan Parties: HARRIS INTERACTIVE INTERNATIONAL INC.
By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer

WIRTHLIN WORLDWIDE, LLC
By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer

THE WIRTHLIN GROUP INTERNATIONAL, L.L.C.
By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer

LOUIS HARRIS & ASSOCIATES, INC.
By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer
HARRIS INTERACTIVE ASIA, LLC

By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer

GSBC OHIO CORPORATION
By:	/s/ Deborah Rieger-Paganis
Deborah Rieger-Paganis
Interim Chief Financial Officer

[Signature page to Waiver and Amendment Agreement No. 2]